Exhibit 10.13

CONSENT

THIS CONSENT (this “Consent”) is made this 31st day of December, 2006 by and among (i) Wells Fargo Foothill, Inc., in its capacity as administrative agent for the Lender Group and the Bank Product Provider under the Parent Pledge Agreement (as hereinafter defined) (together with its successors, “Agent”) and (ii) Robert R. Black, Sr., as trustee of the Robert R. Black, Sr. Gaming Properties Trust u/a/d May 24, 2004 (the “Black Trust”) and R. Black, Inc. a Nevada corporation (“RBI”, and together, with the Black Trust, collectively, jointly and severally, the “Pledgors”).

RECITALS

WHEREAS, Agent entered into that certain Credit Agreement, dated December 20, 2004 (the “Credit Agreement”), by and among the Lenders (as defined in the Credit Agreement), Agent, as the arranger and administrative agent for the Lenders, Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), and B & B B, Inc., a Nevada corporation (“B&BB”), Casablanca Resorts, LLC, a Nevada limited-liability company (“CBR”), Oasis Interval Ownership LLC, a Nevada limited-liability company (“OIO”), Oasis Recreational Properties, Inc., a Nevada corporation (“ORP”), and Oasis Interval Management LLC, a Nevada limited-liability company (“OIM B&BB, CBR, OIM, OIO, ORP, RBG, and VRCC, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”); and

WHEREAS, pursuant to the Credit Agreement, Agent and the Pledgors entered into that certain Parent Pledge Agreement, dated December 20, 2004 (the “Parent Pledge”); and

WHEREAS, Section 6(j) of the Parent Pledge provides that the Pledgors shall not cause, permit, or suffer, directly or indirectly, any amendment to the Convertible Note (as defined herein), the Convertible Note Pledge Agreement (as defined herein), or the Convertible Note Purchase Agreement (as defined herein) without the prior written consent of the Agent, which consent shall not be unreasonably withheld; and

WHEREAS, the Pledgors desire to amend and restate that certain Convertible Promissory Note, dated December 20, 2004 (the “Convertible Note”), by RBI in favor of Gaughan, in a form substantially similar to the Amended and Restated Convertible Promissory Note (the “Amendment”) attached hereto as Exhibit A, primarily to cause the Black Trust to assume the obligations of RBI under the Convertible Note and release RBI from its obligations thereunder; and

WHEREAS, Agent desires to consent to the Amendment.

NOW, THEREFORE, in consideration of the understandings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent agrees as follows:

1.               Consent to the Amendment.  Agent hereby consents to the amendment and restatement of the Convertible Note in the form of the Amendment.

2.               Binding on Successors.  This Consent shall be binding upon and shall inure to the benefit of the parties and their respective successors, and assigns and representatives.

3.               Headings.  The subject headings or captions of the paragraphs of this Consent are included only for the purposes of convenience and shall not affect the construction or interpretation of any provisions contained herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Consent on the day and year first set forth above.

Wells Fargo Foothill, Inc., as Agent

By:	/s/ Kevin P. Smith
Name:	Kevin P. Smith
Title:	Vice President

Robert R. Black, Sr. as trustee of the Robert R. Black, Sr. Gaming Properties Trust u/a/d May 24, 2004, as Pledgor

By:	/s/ Robert R. Black, Sr.
Name:	Robert R. Black, Sr.
Title:	Trustee

R. Black, Inc., a Nevada corporation, as Pledgor

By:	/s/ Robert R. Black, Sr.
Name:	Robert R. Black, Sr.
Title:	President

EXHIBIT A

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